Exhibit 99.1

PLAINS AAP, L.P.
INDEX TO FINANCIAL STATEMENT

Page
Unaudited Balance Sheet as of June 30, 2005	F-2
Notes to the Unaudited Financial Statement	F-3

PLAINS AAP, L.P.
BALANCE SHEET (in thousands)

June 30, 2005
(unaudited)
ASSETS
Cash	$7
Investment in Plains All American Pipeline, L.P.	64,808
Total Assets	$64,815
LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Performance Options Obligation	$7,128
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL
Limited Partners	57,232
General Partner	455
Total Partners’ Capital	57,687
Total Liabilities and Partners’ Capital	$64,815

The accompanying notes are an integral part of this financial statement.

PLAINS AAP, L.P.
Notes to the Unaudited Financial Statement

Note 1—Organization

Plains AAP, L.P. (the “Partnership”) is a Delaware limited partnership, which was formed on May 21, 2001 and, through a series of transactions, was capitalized on June 8, 2001. Through this series of transactions, a predecessor to Vulcan Energy GP Holdings Inc. conveyed to us its general partner interest in Plains All American Pipeline, L.P. (“PAA”) and subsequently sold a portion of its interest in us to certain investors. Thus, at June 30, 2005, our ownership structure was comprised of a 1% general partner interest held by Plains All American GP LLC (the “General Partner”) and the following limited partner interests (the “Partners”, see Note 7 for subsequent changes in our ownership):

•       Vulcan Energy GP Holdings Inc.—43.560%

•       Sable Investments, L.P.—19.80%

•       KAFU Holdings, L.P.—16.253%

•       E-Holdings III, L.P.—8.910%

•       Mark E. Strome—2.113%

•       PAA Management L.P.—3.960%

•       Strome Hedgecap Fund, L.P.—1.055%

•       Wachovia Investors, Inc.—3.349%

As of June 30, 2005, we own a 2% general partner interest in PAA as well as incentive distribution rights, the ownership of which entitles us to receive incentive distributions if the amount that PAA distributes with respect to any quarter exceeds the minimum quarterly distribution of $0.45 per unit as specified in the PAA partnership agreement. We also own a limited partner interest consisting of 416,250 common units (see Note 4). PAA is a publicly traded Delaware limited partnership, formed in 1998 and engaged in interstate and intrastate crude oil transportation, and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products (collectively, “LPG”), in the United States and Canada. PAA’s operations can be categorized into two primary business activities:

Crude Oil Pipeline Transportation Operations. As of June 30, 2005, PAA owned approximately 15,000 miles of active gathering and mainline crude oil pipelines located throughout the United States and Canada. Its activities from pipeline operations generally consist of transporting crude oil for a fee, third party leases of pipeline capacity, barrel exchanges and buy/sell arrangements.

Gathering, Marketing, Terminalling and Storage Operations. As of June 30, 2005, PAA owned approximately 37 million barrels of active above-ground crude oil terminalling and storage facilities, including tankage associated with its pipeline systems. These facilities include a crude oil terminalling and storage facility at Cushing, Oklahoma. Cushing is one of the largest crude oil market hubs in the United States and the designated delivery point for NYMEX crude oil futures contracts. PAA utilizes its storage tanks to counter-cyclically balance its gathering and marketing operations and to execute various hedging strategies to stabilize profits and reduce the negative impact of crude oil market volatility. PAA’s terminalling and storage operations also generate revenue at the Cushing Interchange and its other locations through a combination of storage and throughput charges to third parties. PAA’s gathering and marketing operations include: (i) the purchase of crude oil at the

PLAINS AAP, L.P.
Notes to the Unaudited Financial Statement (Continued)

wellhead and the bulk purchase of crude oil at pipeline and terminal facilities, as well as foreign cargoes; (ii) the transportation of crude oil on trucks, barges and pipelines; (iii) the subsequent resale or exchange of crude oil at various points along the crude oil distribution chain; and (iv) the purchase of LPG from producers, refiners and other marketers, the storage of LPG at storage facilities owned by PAA or other parties and the sale of LPG to wholesalers, retailers and industrial end users.

Note 2—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. These estimates include those made in determining the value of the vested options under our Performance Option Plan (see Note 6). Although management believes these estimates are reasonable, actual results could differ, and may differ materially from these estimates.

Investment in PAA

We account for our ownership investment in PAA in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock.” We have the ability to exercise significant influence over PAA, but not control; and therefore, we account for the investment under the equity method (see Note 5). Changes in our ownership interest due to PAA’s issuance of additional capital or other capital transactions that alter our ownership investment are recorded directly to partners’ capital.

Stock-Based Compensation

The recipients of the options issued under the Performance Option Plan are employees of our General Partner. The options are options to purchase units of PAA. Thus, the accounting model prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-Based Compensation,” and interpreted by Emerging Issues Task Force Issue No. 96-18 “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with Selling, Goods or Services,” is applicable. We account for the options using an approach based on when the options will vest. Once the options vest, we adjust the accrual each period based on their fair market value as calculated using the Black-Scholes Model (see Note 6).

Income Taxes

No liability for U.S. or Canadian income taxes related to our operations is included in the accompanying financial statement because, as a partnership, we are not subject to Federal, State or Provincial income tax; and the tax effect of our activities accrues to the Partners. The Partners may be required to file U.S. Federal and State, as well as Canadian Federal and Provincial, income tax returns.

New Accounting Pronouncement

In July 2005, the Emerging Issues Task Force released Issue 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”). EITF 04-05 provides guidance in determining

PLAINS AAP, L.P.
Notes to the Unaudited Financial Statement (Continued)

whether a general partner controls a limited partnership by determining the limited partners’ substantive ability to dissolve (liquidate) the limited partnership as well as assessing the substantive participating rights of the limited partners within the limited partnership. EITF 04-05 states that if the limited partners do not have substantive ability to dissolve (liquidate) or have substantive participating rights then the general partner is presumed to control that partnership and would be required to consolidate the limited partnership. This EITF is effective in fiscal periods beginning after December 15, 2005. We are currently reviewing the potential impact of EITF 04-05 on the Partnership.

Note 3—Investment in PAA

Our investment in PAA at June 30, 2005, is approximately $64.8 million. The summarized financial information of PAA at June 30, 2005, is presented below (in millions):

Current assets	$2,029.5
Non-current assets	$2,105.0
Current liabilities	$2,151.0
Long-term debt and other long-term liabilities	$983.5
Partners’ capital	$1,000.0

At the date of inception, our investment in PAA exceeded our share of the underlying equity in the net assets of PAA by approximately $44.5 million. This excess is related to the fair value of PAA’s crude oil pipelines and other assets at the time of inception and is amortized on a straight-line basis over their estimated useful life of 30 years. At June 30, 2005, the unamortized portion of this excess was approximately $35.0 million.

Note 4—Contribution of Subordinated Units

On June 8, 2001, certain of our limited partners contributed to us an aggregate of 450,000 subordinated units of PAA. In November 2003, 25% of these subordinated units converted into common units, and the remaining 75% converted into common units in February 2004. These 450,000 units (the “Option Units”) are intended for use in connection with an option plan pursuant to which certain members of the management of our general partner, subject to the satisfaction of vesting criteria, have a right to purchase a portion of such Option Units. The breakdown of the options associated with these units at June 30, 2005 is as follows:

Vested, unexercised	247,500
Unvested (1)	166,750
Options outstanding	414,250
Exercised	33,750
448,000

(1)   All options vested in August 2005 due to a change in control (see Note 7).

Until the exercise of the remainder of such options, we will continue to own and receive any distributions paid by PAA with respect to the Option Units. Any distributions we make as a result of the receipt of distributions on the Option Units will be paid to our limited partners in proportion to the original contribution of the Option Units.

PLAINS AAP, L.P.
Notes to the Unaudited Financial Statement (Continued)

Note 5—Partners’ Capital

We distribute all of our available cash, less reserves established by management, on a quarterly basis. Except as described in Note 4, distributions are paid to the partners in proportion to their percentage interest in the Partnership. Included in partners’ capital is accumulated other comprehensive income of approximately $3.9 million related to our share of PAA’s accumulated other comprehensive income (loss). Other comprehensive income (loss) is allocated based on each partner’s ownership interest.

The General Partner manages the business and affairs of the Partnership. Except for situations in which the approval of the limited partners is expressly required by the Partnership agreement, or by nonwaivable provisions of applicable law, the General Partner has full and complete authority, power and discretion to manage and control the business, affairs and property of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership’s business, including the execution of contracts and management of litigation. Our General Partner (or, in the case of PAA’s Canadian operations, PMC (Nova Scotia) Company) employs all officers and personnel involved in the operation and management of PAA and its subsidiaries. PAA reimburses the General Partner for all expenses, including compensation expenses, related to such operation and management. We have no commitment or intent to fund cash flow deficits or furnish other financial assistance to PAA.

During the first quarter of 2005, holders of PAA’s Class B and Class C common units converted such units into PAA common units. Also during the first quarter of 2005, PAA issued 575,000 common units to a subsidiary of Vulcan Energy Corporation at a price of $38.13 per unit. In conjunction with that offering, we received additional investments from the Partners and made a contribution to PAA totaling approximately $0.4 million. Because we hold PAA common units, we recognize a change of interest gain or loss at the time of each PAA equity transaction involving the addition of PAA common units. The gain or loss is the product of i) the amount by which the transaction price is more or less than our average carrying amount per unit and ii) the number of common units we hold. Such gains or losses reflect the change in the book value of our equity in PAA compared to our proportionate share of the change in the underlying net assets of PAA due to the equity transaction. We recognized a gain of $0.4 million in our partners’ capital related to the conversion of the Class B and Class C common units and the offering of common units.

Note 6—Performance Option Plan

In June 2001, the Performance Option Plan (the “Plan”) was approved by our General Partner to grant options to purchase up to 450,000 Option Units of PAA to employees of the General Partner (see Note 4). Substantially all available options under the Plan have been issued. The options were granted with a per unit exercise price of $22, less 80% of any per unit distribution on an Option Unit from June 2001, until the date of exercise. As of August 12, 2005, the exercise price has been reduced to $14.39 for distributions made since June 2001.

PLAINS AAP, L.P.
Notes to the Unaudited Financial Statement (Continued)

At June 30, 2005, there were 247,500 vested options outstanding. These options are considered performance awards and are accounted for at fair value upon vesting and are revalued at each financial statement date based on the Black-Scholes Model. At June 30, 2005, an estimated fair value of $28.81 per unit resulted in a cumulative reduction of the Partners’ capital accounts and a corresponding liability of approximately $7.1 million.

The facts and assumptions used in the Black-Scholes Model at June 30, 2005, were as follows:

		Assumptions
Options Outstanding	Options Vested	Weighted Average Interest Rate	Weighted Average Expected Life	Weighted Average Expected Volatility	Weighted Average Expected Dividend Yield(1)
414,250	247,500	3.55%	2.3	20.28%	1.81%

(1)                 Reflects 20% of anticipated dividend yield. The adjustment is to provide for the reduction in the exercise price of the options equal to 80% of distributions.

During the second quarter of 2005, approximately 31,000 options were exercised, resulting in the issuance of approximately 20,000 Option Units of PAA, after netting for the exercise price. In conjunction with this exercise, we recorded a gain of approximately $440,000, which represents the difference between (i) the combination of the exercise price and the exercised portion of the Performance Options Obligation and (ii) our weighted average basis in the Option Units.

Also during the second quarter, our general partner purchased 7,500 of the PAA units that we owned after the net exercise of options discussed above. The purchase of the PAA units by our general partner was made at a market price. We also recorded a gain on that transaction of approximately $208,000, representing the difference between the purchase price and our weighted averaged basis in the PAA units. Additionally, we reduced the capital accounts of the limited partners and general partner by approximately $316,000 related to the purchase of the PAA units. This is because we are obligated to return any proceeds from the sale of PAA units to the limited partners that contributed the PAA units initially (see Note 4).

During the first quarter of 2005, the Board of Directors of our General Partner approved amendments to the Plan. The Plan, as amended, requires options that vest in 2005 or thereafter to be exercised in the year in which they vest. In August 2005, because of the change in control discussed in Note 7, all unvested options under the Plan became fully vested. The performance option liability would have been approximately $12.1 million if all outstanding options were vested at June 30, 2005.

Note 7—Subsequent Event

Distribution

PAA declared a cash distribution to the Partnership of $4.7 million ($0.9 million for its general partner interest and $3.8 million for its incentive distribution interest) for the second quarter of 2005. The distribution, which was declared on July 21, 2005, was received on August 12, 2005.

Reallocation of Limited Partner Interest

In August 2005, Sable Investments, L.P. sold its limited partner interest in the Partnership. The remaining owners elected to exercise their right of first refusal, such that the interest was allocated prorata to all remaining owners. As a result, the ownership interests of our limited partners is now as follows:

PLAINS AAP, L.P.
Notes to the Unaudited Financial Statement (Continued)

•     Vulcan Energy GP Holdings Inc.—53.778%

•     KAFU Holdings, L.P.—20.066%

•     E-Holdings III, L.P.—8.910%

•     E-Holdings V, L.P.—2.09%

•     Mark E. Strome—2.608%

•     PAA Management L.P.—4.889%

•     Strome MLP Fund, L.P.—1.303%

•     Wachovia Investors, Inc.—4.134%

•     Lynx Holdings, L.P.—1.222%

At closing, Vulcan Energy Corporation (which owns all of Vulcan Energy) entered into a voting agreement that restricts its ability to unilaterally elect or remove our independent directors, and PAA’s CEO and COO have agreed to waive certain change-of-control payment rights that would otherwise be triggered by the increase in Vulcan Energy Corporation’s ownership interest. Additionally, as a result of this transaction, all unvested options outstanding under the Plan (see Note 6) became fully vested.